UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2006, Signature Industries Limited (“Signature”), a United Kingdom-based subsidiary of Digital Angel Corporation (“Digital Angel”), a majority-owned subsidiary of Applied Digital Solutions, Inc., entered into an Asset Sale and Purchase Agreement (“Agreement”) with McMurdo Limited (“McMurdo”), a United Kingdom-based subsidiary of Chemring Group Plc. (“Chemring”). Pursuant to the Agreement, Signature will acquire certain assets of McMurdo’s marine electronics business, including fixed assets, inventory, customer lists, customer and supplier contracts and relations, trade and business names, associated assets and goodwill. The assets exclude certain accrued liabilities and obligations and real property, including the plant facility which Signature will have a license to occupy for a period of 9 months after completion of the sale. Under the terms of the Agreement, Signature will retain McMurdo’s employees related to the marine electronics business after closing the sale.

The purchase price for the assets is approximately £3,117,000 (approximately $6,114,000 USD), subject to certain adjustments, plus up to an additional £1,500,000 (approximately $2,942,000 USD) based on sales of certain products between November 1, 2006 and October 31, 2007 (“Deferred Payment”). The Deferred Payment is determined on a threshold basis with a minimum threshold, based on the invoiced value of sales during such period and payable when the parties finalize a statement of the sales. Upon signing the Agreement, Signature paid £250,000 of the purchase price to McMurdo (“Deposit”). If the Agreement is terminated or the sale is not completed, under certain circumstances McMurdo will be entitled to retain the Deposit.

Under the terms of the Agreement, Digital Angel will guarantee Signature’s obligations for the Deferred Payment and Chemring will guarantee McMurdo’s obligations for retained liabilities and obligations.

The sale is expected to close in the first quarter or early second quarter of 2007, subject to customary closing conditions, including regulatory consents and contract assignments and consents. The foregoing description of the sale and Agreement does not purport to be complete and is qualified in its entirety by the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
(Registrant)

Date:  December 19, 2006                                                                                     By: /s/ Evan C. McKeown
                                   Evan C. McKeown
                                                                                                                                        Senior Vice President and Chief Financial Officer